UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2026

CarGurus, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38233	04-3843478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Boylston Street, 16th Floor Boston, Massachusetts 02115
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 354-0068

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	CARG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 3, 2026, CarGurus, Inc. (the “Company”) held its 2026 annual meeting of stockholders (the “Annual Meeting”) to consider and vote on the three proposals set forth below, each of which is described in greater detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 22, 2026 (the “Proxy Statement”). The final voting results from the Annual Meeting are set forth below.

Proposal 1 – Election of Directors

The stockholders elected the nominees named below to serve as the Class III directors for a term ending in 2029, or until their respective successors have been duly elected and qualified. The results of such vote were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Manik Gupta	177,165,895	30,312,145	6,352,686
Langley Steinert	187,011,461	20,466,579	6,352,686

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Ernst & Young LLP, an independent registered public accounting firm, as the Company’s independent auditors for the year ending December 31, 2026. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
213,460,852	345,220	24,654	0

Proposal 3 – Non-binding Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

The stockholders voted to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers for 2025. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
195,635,270	11,812,537	30,233	6,352,686

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARGURUS, INC.

Date: June 4, 2026	By:	/s/ Javier Zamora
Name: Javier Zamora
Title: General Counsel & Corporate Secretary